Exhibit 10.40

LATTICE SEMICONDUCTOR CORPORATION

EXECUTIVE INCENTIVE PLAN

2002 RESTATEMENT

The Lattice Semiconductor Executive Incentive Plan (the “Plan”), originally approved by the Board of Directors on August 13, 1990 and subsequently restated in 1992 and 1999, is hereby restated in its entirety.

1.  Purpose

The purpose of the Plan is to provide Lattice Semiconductor Corporation (the “Company”) with an effective and competitive bonus plan that enables the Company to attract and retain senior management, and to provide incentives that promote the financial objectives of the Company, thereby enhancing shareholder value.  The executive cash compensation program of the Company is highly leveraged on the basis of Company profitability.

2.  Administration

This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Administrator”), which is composed entirely of independent outside directors.  The Compensation Committee is responsible for setting and administering the policies which govern both cash compensation and stock ownership programs.  The Compensation Committee meets without the Chief Executive Officer’s presence, on at least an annual basis, to evaluate and review the Company’s compensation plans and reports their findings to the full Board of Directors.

The Administrator shall interpret the Plan, determine eligibility to participate, and generally be responsible for seeing that the purposes of the Plan are accomplished.  The Administrator may delegate all of part of its administrative duties to others.

3.  Plan Year

The Plan Year shall be the Company’s fiscal year.

4.  Eligibility

The Chief Executive Officer, President and certain Vice Presidents and Directors of the Company shall be eligible to participate in the Plan.  Vice Presidents and Directors will be eligible upon selection by the Chief Executive Officer.

5.  Computation of Bonus

The total bonus amount available for distribution under the Plan shall equal seven percent (7%) of the Company’s operating income.  For this purpose, operating income shall mean the amount determined by the Company from its official financial statements in accordance with generally accepted accounting principles with the exception that one-time in-process research and development and intangible asset amortization charges are to be excluded from the calculation.  The bonus computation will be made on a quarterly basis.

6.  Allocation of Bonus

The bonus amount will be allocated among the eligible participants according to the following criteria (see Exhibit A for formula calculating individual amounts):

a).                                   participant’s base salary;

b).                                  participant’s position;

c).                                   participant’s performance to objectives as determined by the Chief Executive Officer.

The bonus amount allocated to the Chief Executive Officer will be calculated solely as a function of 6a) x 6b) above according to the formula in Exhibit A.

7.  Time of Payment

Bonus payment will be made to eligible participants on a quarterly basis within 90 days after the end of the Company’s fiscal quarter.

8.  Terminated Participants

A participant who terminates his/her employment with the Company, either voluntarily or involuntarily, forfeits any undistributed bonus amount that he/she might otherwise have been eligible to receive.

9.  Amendment/Termination

The Company may amend or terminate this Plan at any time by action of the Compensation Committee of the Board of Directors.

10.  Interpretation

All questions of interpretation under this Plan shall be decided by the Compensation Committee of the Board of Directors of the Company, whose judgement shall be final and binding.

Lattice Semiconductor Corporation

By:	/s/ Cyrus Tsui

Chief Executive Officer

February 5, 2002

EXHIBIT A

FORMULA FOR CALCULATION OF BONUSES

I.	TOTAL BONUS EARNED DURING PERIOD (“TB”):

	TB = Operating Income x 7%

II.	BONUS CALCULATION FOR CEO (“Bp”):

	Bp = [ (S x W) / T ] x TB

III.	BONUS CALCULATION FOR PLAN PARTICIPANTS EXCEPT

	CEO (“B”):

	B = [ (S x W) / T ] x TB x IP

IV.	KEY:

	S = Annual Base Salary

	W = Weighting according to position:

	CEO	50%
	President	50%
	Vice President Sales	40%
	Other Vice Presidents	35%
	Directors	25%

	T = Weighted total of all salaries (“S”) multiplied by the position weighting (“W”)

	IP = Individual performance as determined by CEO